UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: January 8, 2018 (Date of earliest event reported:  January 8, 2018)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                      Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On January 8, 2018, RBC Bearings Incorporated (the “Company”) issued a press release announcing the appointment of Dr. Steven H. Kaplan to its Board of Directors. This press release has been furnished as Exhibit 99.1 to this report and is incorporated herein by this reference. The Board of Directors approved such appointment, effective January 8, 2018, in Class II of the Board of Directors for a term to expire at the 2018 annual shareholder’s meeting.

Dr. Kaplan is the President of the University of New Haven in New Haven Connecticut. Founded on the Yale campus in 1920, the University is a private, coeducational community of more than 6,800 students with campuses around the country and around the world.  It was named one of the 382 best colleges in the United States by the 2018 Princeton Review. Dr. Kaplan joined the University of New Haven in 2004 and through his leadership the University enrollment has grown 45 percent.  The University has completed more than $250 million in construction projects and has launched 20 new academic programs under President Kaplan’s leadership.

In connection with his election to the Board, Dr. Kaplan will be compensated pursuant to the Company's existing director compensation plan, which shall be provided on a prorated basis for the period beginning with his effective start date.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit 99.1    Press Release of RBC Bearings Incorporated dated January 8, 2018.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 8, 2018

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary